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Exhibit 5.3

CONSENT OF JOHN L. SIMS

I, John L. Sims, have prepared the following reports regarding a certain projects of Kinross Gold Corporation:

  •
  "Tasiast Project Mauritania National Instrument 43-101 Technical Report" dated October 31, 2019;

  •
  "Kupol Mine and Dvoinoye Mine Russian Federation National Instrument 43-101 Technical Report" dated March 31, 2015; and

  •
  "Paracatu Mine Brazil National Instrument 43-101 Technical Report" dated March 10, 2020;

        (collectively, the "technical reports").

        I hereby consent to the use of my name and to the inclusion or incorporation by reference of information derived from the technical reports, including the summarization of such technical reports appearing herein, into this Registration Statement on Form F-10 and any amendments thereto.

Sincerely,
/s/ JOHN L. SIMS John L. Sims
Vice President, Corporate Resources & Reserves AIPG Certified Professional Geologist

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  Exhibit 5.3
CONSENT OF JOHN L. SIMS